Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Global Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

Informatica Reports Second Quarter Results

•	Total revenues up 4 percent to $261.9 million and up 10 percent on a constant currency basis

•	Record subscription revenues, up 39 percent year-over-year to $22.5 million and up 44 percent on a constant currency basis

•	Software revenues up 7 percent year-over-year to $110.8 million and up 13 percent on a constant currency basis

•	Record deferred revenues, up 12 percent year-over-year to $349.3 million and up 19 percent on a constant currency basis

Redwood City, Calif., July 30, 2015- Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of enterprise data integration software and services, today announced financial results for the second quarter ended June 30, 2015.

“Our business model evolution is progressing well with year-over-year growth of 44%, on a constant currency basis, for subscriptions that now represent 20% of software revenue,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “Our team continues to deliver transformative innovations for our customers. At our largest-ever Informatica World event, we showcased the latest innovations for cloud integration, social MDM, data integration for next generation analytics and data security.”
Financial Highlights for the Second Quarter Ended June 30, 2015
Total revenues for the second quarter of 2015 were $261.9 million, up 4 percent year-over-year and up 10 percent on a constant currency basis. Software revenues were $110.8 million, up 7 percent year-over-year and up 13 percent on a constant currency basis. Within software revenues, license revenues were $88.3 million, up 1 percent year-over-year and up 7 percent on a constant currency basis and subscription revenues were $22.5 million, up 39 percent year-over-year and up 44 percent on a constant currency basis. Using currency exchange rates from the second quarter of 2014, total revenues would have been $15.0 million higher, license revenue would have been $5.2 million higher, subscription revenue would have been $0.8 million higher and software revenue would have been $6.0 million higher.

Income from operations for the second quarter of 2015, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $29.5 million, down 13 percent from the second quarter of 2014 due to $8.8 million in costs incurred related to the pending acquisition of Informatica, with $6.6 million paid during the three months ended June 30, 2015.
GAAP net income for the second quarter of 2015 was $18.9 million, down 17 percent from the second quarter of 2014, and GAAP net income per diluted share was $0.18, down 10 percent from the second quarter of 2014.
Non-GAAP income from operations for the second quarter of 2015 was $57.0 million, up 4 percent from the second quarter of 2014. Non-GAAP net income for the second quarter of 2015 was $39.8 million, up 3 percent from the second quarter of 2014 and non-GAAP net income per diluted share was $0.37, up 6 percent from the second quarter of 2014. These non-GAAP results exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, acquisition and other charges, stock-based compensation, gain on an investment in an equity interest, gain on foreign currency impacts of hedging foreign cash repatriation, and income tax expense related to current plans to not indefinitely reinvest undistributed earnings of foreign subsidiaries. A reconciliation of GAAP results to non-GAAP results is included below.
Deferred revenue as of June 30, 2015 was $349.3 million, up from $310.8 million as of June 30, 2014. Using currency exchange rates from the second quarter of 2014, deferred revenue would have been $20.7 million higher, and growth would have been 19 percent in the second quarter of 2015.
Additional Highlights since April 2015:

•
Hosted 16th annual Informatica World Conference. Informatica's largest-ever data management event focused on “All Things Data” featured more than 2,500 attendees and the highest number ever of presentations by customers, signifying that Informatica is becoming a more strategic partner to our customers.

•
Showcased key innovations in the Informatica Intelligent Data Platform (IDP) to integrate, prepare, master and secure data. Informatica's innovation momentum continues with product releases in cloud data integration, big data integration, MDM, data preparation and data security.

•
Honored the winners of the 2015 Informatica Innovation Awards, which recognize data-centric organizations that have demonstrated leadership in using Informatica solutions to help drive innovation and business advantage. The winners were honored in six categories: Analytics (Winner: Johnson & Johnson), Application Consolidation (Winner: Depository Trust and Clearing Corporation), Cloud Modernization (Winner: BT), Data Governance (Co-winners: Cleveland Clinic and The World Bank Group), Total Customer Relationship (Winner: Hyatt Hotels & Resorts) and Architectural Platform (Winner: Fidelity Investments).

•	Extended Informatica Master Data Management with Total Supplier Relationship (TSR) Application for end-to-end management of information about suppliers and products they supply.

•
Showcased the Intelligent Data Platform for operationalizing Hadoop projects in the Big Data Ready Enterprise. At the 2015 Hadoop Summit, Informatica demonstrated its big data management, big data governance, big data mastering and big data security capabilities for delivering more timely and trusted data on Hadoop.

•	Rated a “Hot Vendor” in the Ventana Research 2015 Product Information Management Value Index. Informatica was identified as a “Current Leader” and “New Market Force” in Product Information Management.

•
Obtained stockholder approval for the acquisition by the Permira Funds and the Canada Pension Plan Investment Board. The transaction is expected to be completed in the third quarter of 2015, subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions.

Informatica will not be holding an earnings conference call to discuss its second quarter 2015 results.

About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of enterprise data integration software and services. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,500 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of constant currency license revenues, constant currency subscription revenues, constant currency software revenues, constant currency total revenues, and constant currency deferred revenues, income from operations, percentage of income from operations to total revenues, net income and net income per share. These measures are adjusted from license revenues, subscription revenues, software revenues, total revenues, deferred revenues, income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed below. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for, or superior to, license revenues, subscription revenues, software revenues, total revenues, deferred revenues, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures, such as non-cash charges and discrete charges that are infrequent in nature that may not be indicative of its underlying operating results. In addition, Informatica believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of other companies in Informatica's industry, many of which present non-GAAP financial measures to investors. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods.
There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting, may have a material impact on our reported financial results, and exclude some recurring expenses, particularly stock-based compensation. Stock-based compensation will continue to be a significant recurring expense for the foreseeable future and such stock-based compensation is an important part of employees' compensation, which can impact their performance. Informatica's non-GAAP financial measures may differ from those of other companies in our industry due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures. Furthermore, the items Informatica excludes in its non-GAAP financial measures may differ from the components its peer companies exclude when they report their non-GAAP measures. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release includes forward looking statements, such as those related to our growth opportunities and the timing of the pending transaction. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from the statements made in this press release. Potential risks and uncertainties that could cause actual results to differ include, among others, risks and uncertainties related to competition, product introductions and enhancements, quarterly and seasonal fluctuations, macroeconomic and geopolitical conditions, our ability to forecast sales and trends in our business, reductions in our sales pipeline and pipeline conversion rates, changes to our sales cycles, changes in our product offering strategies, our international operations and the loss of key personnel. A discussion of these and other risks and uncertainties is included in our recent SEC filings, including our most recent report on Form 10-Q. Copies of these documents may be obtained from the SEC, by contacting our investor relations department or from our investor relations website at www.informatica.com/investor. All information provided in this press release is as of July 30, 2015, and Informatica assumes no obligation and does not intend to update or revise any forward-looking statements made in this press release as a result of new information or future events.

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Note: Informatica, PowerCenter, Informatica Vibe, Informatica Platform, Informatica Cloud, Informatica Master Data Management, and Informatica Big Data Edition, are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Software	$110,846	$103,455	$214,572	$206,498
Service	151,020	147,258	297,830	287,312
Total revenues	261,866	250,713	512,402	493,810
Cost of revenues:
Software	3,226	2,450	6,602	5,569
Service	41,973	43,343	82,524	83,572
Amortization of acquired technology	2,589	3,286	5,339	7,271
Total cost of revenues	47,788	49,079	94,465	96,412
Gross profit	214,078	201,634	417,937	397,398
Operating expenses:
Research and development	50,044	48,850	100,721	94,535
Sales and marketing	103,724	96,784	201,126	188,368
General and administrative	21,214	20,019	42,313	40,072
Amortization of intangible assets	1,031	1,384	2,122	2,920
Acquisitions and other charges	8,609	771	9,967	860
Total operating expenses	184,622	167,808	356,249	326,755
Income from operations	29,456	33,826	61,688	70,643
Interest and other income, net	3,294	815	4,447	1,757
Income before income taxes	32,750	34,641	66,135	72,400
Income tax provision	13,867	11,812	25,695	24,718
Net income	$18,883	$22,829	$40,440	$47,682
Net income per share:
Basic	$0.18	$0.21	$0.38	$0.44
Diluted	$0.18	$0.20	$0.38	$0.43
Shares used in per share calculation:
Basic	104,574	109,739	105,247	109,453
Diluted	106,565	111,601	106,991	111,770

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$536,258	$368,531
Short-term investments	21,739	353,130
Accounts receivable, net of allowances of $3,447 and $3,465, respectively	188,509	235,705
Deferred tax assets	44,749	46,867
Prepaid expenses and other current assets	42,809	25,447
Total current assets	834,064	1,029,680
Property and equipment, net	152,507	159,708
Goodwill and intangible assets, net	581,330	594,357
Long-term deferred tax assets	29,026	32,032
Other assets	9,667	13,809
Total assets	$1,606,594	$1,829,586
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other current liabilities	$142,310	$160,749
Income taxes payable	—	6,895
Deferred revenues	331,660	324,296
Total current liabilities	473,970	491,940
Long-term deferred revenues	17,661	14,679
Long-term income taxes payable	29,262	30,350
Other liabilities	3,578	3,666
Stockholders' equity	1,082,123	1,288,951
Total liabilities and stockholders' equity	$1,606,594	$1,829,586

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income	$40,440	$47,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,544	9,066
Stock-based compensation	30,396	29,607
Deferred income taxes	4,478	(3,426)
Tax benefits from stock-based compensation	2,589	225
Excess tax benefits from stock-based compensation	(3,505)	(2,634)
Amortization of intangible assets and acquired technology	7,461	10,191
Gain on sale of investment in equity interest	(1,396)	—
Changes in operating assets and liabilities:
Accounts receivable	47,196	23,491
Prepaid expenses and other assets	(10,474)	(2,324)
Accounts payable and accrued liabilities	(18,269)	(6,009)
Income taxes payable	(10,048)	(14,861)
Deferred revenues	10,834	11,073
Net cash provided by operating activities	109,246	102,081
Investing activities:
Purchases of property and equipment	(3,074)	(8,707)
Purchases of investments	(49,330)	(165,893)
Investment in equity interest, net	2,612	(282)
Maturities and sales of investments	380,544	117,900
Business acquisitions, net of cash acquired	—	(54,614)
Net cash provided by (used in) investing activities	330,752	(111,596)
Financing activities:
Net proceeds from issuance of common stock	38,471	31,742
Repurchases and retirement of common stock	(300,000)	(55,872)
Withholding taxes related to restricted stock units net share settlement	(9,198)	(5,978)
Payment of contingent consideration	—	(3,061)
Excess tax benefits from stock-based compensation	3,505	2,634
Net cash used in financing activities	(267,222)	(30,535)
Effect of foreign exchange rate changes on cash and cash equivalents	(5,049)	4
Net increase (decrease) in cash and cash equivalents	167,727	(40,046)
Cash and cash equivalents at beginning of the period	368,531	297,818
Cash and cash equivalents at end of the period	$536,258	$257,772

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$261,866	$250,713	$512,402	$493,810

Operating income:

GAAP income from operations	$29,456	$33,826	$61,688	$70,643

Percentage of GAAP income from operations to total revenues	11%	13%	12%	14%

Plus:
Amortization of acquired technology - Cost of revenues (1)	2,589	3,286	5,339	7,271
Amortization of intangible assets - Operating expenses (1)	1,031	1,384	2,122	2,920
Acquisitions and other charges - Operating expenses (2)	8,609	771	9,967	860
Stock-based compensation - Cost of revenues and Operating expenses (3)	15,306	15,361	30,396	29,607
Non-GAAP income from operations	$56,991	$54,628	$109,512	$111,301

Percentage of Non-GAAP income from operations to total revenues	22%	22%	21%	23%

Net income:

GAAP net income	$18,883	$22,829	$40,440	$47,682

Plus:
Amortization of acquired technology - Cost of revenues (1)	2,589	3,286	5,339	7,271
Amortization of intangible assets - Operating expenses (1)	1,031	1,384	2,122	2,920
Acquisitions and other charges - Operating expenses (2)	8,609	771	9,967	860
Stock-based compensation - Cost of revenues and Operating expenses (3)	15,306	15,361	30,396	29,607
Gain on investment in equity interest - Interest and other income, net (4)	(1,396)	—	(1,396)	—
Gain on foreign currency related to cash repatriation, net - Interest and other income, net (5)	(1,377)	—	(1,377)	—
Income tax adjustments (6)	(3,875)	(5,092)	(8,840)	(10,272)
Non-GAAP net income	$39,770	$38,539	$76,651	$78,068

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Diluted net income per share:

Diluted GAAP net income per share	$0.18	$0.20	$0.38	$0.43
Plus:
Amortization of acquired technology (1)	0.02	0.03	0.05	0.07
Amortization of intangible assets (1)	0.01	0.01	0.02	0.02
Acquisitions and other charges (2)	0.08	0.01	0.09	0.01
Stock-based compensation (3)	0.14	0.14	0.28	0.26
Gain on investment in equity interest (4)	(0.01)	—	(0.01)	—
Gain on foreign currency related to cash repatriation, net (5)	(0.01)	—	(0.01)	—
Income tax adjustments (6)	(0.04)	(0.04)	(0.08)	(0.09)
Diluted Non-GAAP net income per share	$0.37	$0.35	$0.72	$0.70

Shares used in computing diluted Non-GAAP net income per share	106,565	111,601	106,991	111,770
_______________

(1)
Informatica incurs amortization of acquired technology and intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of acquired technology and intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that the use of acquired technology and intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization of acquired technology and intangible assets will recur in future periods.

(2)
Informatica excludes certain expense items resulting from the pending acquisition of Informatica by companies controlled by Canada Pension Plan Investment Board and investment funds advised by Permira Advisers LLC ("the Merger"), non-routine stockholder matters, and its acquisitions of other companies. The excluded expenses include the following, when applicable: (1) advisory and consulting, legal, accounting, tax, other professional service fees, and SEC filing fees to the extent associated with the pending Merger and its acquisitions of other companies; and (2) changes in fair value and other adjustments of contingent consideration, adjustments related to hold-back, and severance liabilities to former employees of acquirees. Informatica considers these adjustments, to some extent, to be unpredictable and dependent on the frequency and size of acquisitions that occur during a given period. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred in the normal course of organic business operations, with respect to each acquisition. During the three months ended June 30, 2015, Informatica recognized into operating expenses $8.8 million in costs related to the pending Merger. During the three months ended March 31, 2015, Informatica previously presented $1.4 million of expenses related to the pending Merger and other non-routine stockholder matters as a part of general and administrative expenses that have been reclassified and presented as acquisitions and other charges for the six months ended June 30, 2015.

(3)
Informatica excludes stock-based compensation expenses from non-GAAP measures primarily because these are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions.

(4)	Informatica excluded a realized gain related to an investment in an equity interest.
(5)
Informatica excluded gains resulting from derivative instruments entered into in order to hedge certain foreign currency fluctuations as it anticipates its repatriation of foreign cash in preparation for the pending Merger, partially offset by losses from the foreign currency revaluation of the proceeds of the derivative instruments.

(6)
The income tax effects that are excluded to arrive at the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP expenses, primarily related to stock-based compensation, acquisitions and other charges, and amortization of acquired technology and intangible assets. In addition, Informatica excluded the increase in the income tax provision during the three months ended June 30, 2015 resulting from its current plans to not indefinitely reinvest the net undistributed earnings of its foreign subsidiaries due to the pending Merger.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands)
(unaudited)

The allocation of the stock-based compensation for the three and six months ended June 30, 2015 and 2014 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of service revenues	$1,480	$1,454	$3,018	$2,918
Operating expenses:
Research and development	5,228	5,214	10,288	9,876
Sales and marketing	5,143	5,137	9,912	9,843
General and administrative	3,455	3,556	7,178	6,970
Total stock-based compensation	$15,306	$15,361	$30,396	$29,607